UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 12, 2020

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CMS Energy Corporation Common Stock, $0.01 par value	CMS	New York Stock Exchange
CMS Energy Corporation 5.625% Junior Subordinated Notes due 2078	CMSA	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2078	CMSC	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2079	CMSD	New York Stock Exchange
Consumers Energy Company Cumulative Preferred Stock, $1.00 par value: $4.50 Series	CMS-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company:  CMS Energy Corporation ☐        Consumers Energy Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  CMS Energy Corporation ☐        Consumers Energy Company ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2020, CMS Energy Corporation (“CMS Energy”) announced that Patricia K. Poppe has resigned from her positions as CMS Energy and Consumers Energy Company (“Consumers Energy”) president and chief executive officer and as a member of the CMS Energy and Consumers Energy Boards of Directors (“Board”), effective December 1, 2020. Poppe has accepted a position with another company and is not leaving due to any disagreement with CMS Energy or Consumers Energy on any matter relating to operations, policies or practices.

Garrick Rochow, 46, current executive vice president of operations, will succeed Poppe as CMS Energy and Consumers Energy president and chief executive officer, effective December 1, 2020. In addition, Rochow has been elected to the CMS Energy and Consumers Energy Board, effective December 1, 2020. Rochow has been with CMS Energy for 17 years, with over 20 years of industry experience. Since July 2016, he has been responsible for the company’s electric and natural gas distribution and transmission operations, generation, and compression operations, planning and scheduling and operations performance. Prior to this role, Rochow served in a variety of leadership positions across the business as Consumers Energy’s senior vice president of distribution and customer operations, vice president of customer experience, rates and regulation and quality and chief customer officer after serving as vice president of energy delivery.

The Compensation Committee of the Board has approved (i) a base salary for Rochow of $1,050,000 annually and (ii) an increase in his standard award percentage under the CMS Energy Incentive Compensation Plan to 115% of his base salary. These changes will be effective December 1, 2020.

There are no arrangements or understandings between Rochow and CMS Energy or Consumers Energy pursuant to which Rochow was elected as a director or president and chief executive officer. As an employee-director Rochow will not receive additional compensation and will not serve on any committees. However, in connection with his election to the Board, Rochow will enter into Director Indemnification Agreements with CMS Energy and Consumers Energy, effective December 1, 2020.

A copy of the CMS Energy News Release is furnished as Exhibit 99.1 to this report.

Item 7.01. Regulation FD Disclosure.

The information set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated in Item 7.01 by reference. Additionally, CMS Energy reaffirms, as of November 18, 2020, its guidance as provided on October 29, 2020.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index
99.1	CMS Energy News Release dated November 18, 2020
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

This 8-K contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: November 18, 2020	By:	/s/ Shaun M. Johnson
Shaun M. Johnson
Senior Vice President and
General Counsel

CONSUMERS ENERGY COMPANY

Dated: November 18, 2020	By:	/s/ Shaun M. Johnson
Shaun M. Johnson
Senior Vice President and
General Counsel